Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Exchange-Traded Fund Trust II of our reports dated October 23, 2025, relating to the financial statements and financial highlights of Invesco Bloomberg Financial Data Providers ETF (formerly, Invesco KBW Regional Banking ETF), Invesco Bloomberg Enhanced Fallen Angels ETF (formerly, Invesco Fundamental High Yield Corporate Bond ETF) and Invesco S&P 500 Concentrated QVM ETF (formerly, Invesco S&P 500 Enhanced Value ETF), which appear in Invesco Exchange-Traded Fund Trust II’s Certified Shareholder Report on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 19, 2026